UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Symmetry Holdings Inc.

(Exact name of registrant as specified in charter)

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Delaware	9995	20-4790836
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

432 Scarborough Road Briarcliff Manor, NY 10510 (T) 917-207-7904 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common stock, $0.001 par value, and one Warrant	American Stock Exchange
Common Stock included in the Units	American Stock Exchange
Warrants included in the Units	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-135353

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock, units and warrants of Symmetry Holdings Inc. (the “Company”). The description of the common stock, units and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-135353), filed with the Securities and Exchange Commission on June 27, 2006, and as last amended on February 27, 2007 or as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.  Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1	Amended and Restated Certificate of Incorporation of the registrant
*3.2	Amended and Restated By-laws of the registrant
*4.1	Specimen certificate representing unit
*4.2	Specimen certificate representing common stock
*4.3	Specimen certificate representing warrant relating to warrants to be issued in this offering
*4.4	Specimen certificate representing warrant relating to warrants to be issued in the private placement
*4.5	Form of Warrant Agreement between warrant agent and the registrant

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*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-135353.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 5, 2007	SYMMETRY HOLDINGS INC. By: /s/ Corrado De Gasperis ____________________________ Name: Corrado De Gasperis Title: Chief Executive Officer